Updated as of January 1, 2015

EXHIBIT A

to the

Amended and Restated Shareholder Services Agreement

Fund	Effective Date
American Funds 2060 Target Date Retirement Fund	1/1/15
American Funds 2055 Target Date Retirement Fund	1/1/15
American Funds 2050 Target Date Retirement Fund	1/1/15
American Funds 2045 Target Date Retirement Fund	1/1/15
American Funds 2040 Target Date Retirement Fund	1/1/15
American Funds 2035 Target Date Retirement Fund	1/1/15
American Funds 2030 Target Date Retirement Fund	1/1/15
American Funds 2025 Target Date Retirement Fund	1/1/15
American Funds 2020 Target Date Retirement Fund	1/1/15
American Funds 2015 Target Date Retirement Fund	1/1/15
American Funds 2010 Target Date Retirement Fund	1/1/15

Updated as of January 1, 2015

EXHIBIT B

to the

Amended and Restated Administrative Services Agreement

Fund	Effective Date	Termination Date
American Funds 2060 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2055 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2050 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2045 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2040 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2035 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2030 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2025 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2020 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2015 Target Date Retirement Fund	1/1/15	1/31/15
American Funds 2010 Target Date Retirement Fund	1/1/15	1/31/15